Exhibit 99.1

Zymeworks Appoints Dr. Paul Moore as Chief Scientific Officer

Dr. Moore will lead Zymeworks’ Early Research & Development Group responsible for advancing the Company’s next-generation of multispecific antibody programs and antibody drug conjugate (ADC) programs into clinical studies

Vancouver, Canada and Seattle, Washington (June 27, 2022) – Zymeworks Inc. (NYSE: ZYME), a clinical-stage biopharmaceutical company developing next-generation multifunctional biotherapeutics, today announced that it is strengthening its senior leadership team with the appointment of Paul Moore, Ph.D., as Chief Scientific Officer, reporting directly to the Chief Executive Officer. Dr. Moore brings more than 25 years of US-based experience in biologics drug discovery and development in biotechnology research. His career efforts have led to the discovery and development of a range of FDA-approved and clinical-stage biologics for patients with difficult-to-treat cancers and autoimmune conditions. Dr. Moore’s anticipated start date is July 18, 2022.

“Paul brings extensive experience in pre-clinical, translational and early clinical development of novel biologic-based therapeutics, and we are excited that he is joining Zymeworks in this key role at such an important stage of our company’s growth,” said Kenneth Galbraith, Chair and CEO of Zymeworks. “Since becoming CEO in early 2022, I have watched the world-class scientists in our Early Research and Development group make considerable progress in advancing our next generation of potential clinical candidates with the current objective of two new IND (Investigational New Drug) filings by 2024. With zanidatamab and ZW49 progressing rapidly through clinical development, Paul will be instrumental in driving our scientific vision and determining our future product pipeline development strategy as the leader of our renewed Early Research and Development Group.”

“I am very pleased to join Zymeworks and help in translating the transformative impact of our novel approach to antibody engineering to improve cancer treatment,” said Dr. Moore. “I am looking forward to working collaboratively with my new colleagues and the Research Leadership Team to help write the next chapter of Zymeworks’ story by advancing novel, best-in-class ADC and multispecific product candidates to IND-enabling studies and beyond.”

Immediately prior to joining Zymeworks, Dr. Moore served as Vice President, Cell Biology, and Immunology at MacroGenics, heading a team of approximately 50 researchers focused on developing antibody-based therapeutics, including numerous bispecific antibodies and ADCs. During his time at MacroGenics, Paul worked on the development of numerous clinical stage compounds, including retifanlimab (anti-PD-1 mAb), teplizumab (anti-CD3 mAb for Type I diabetes), margetuximab (anti-HER2 mAb), enoblituzumab (anti-B7-H3 mAb), various CD3 based bispecifics including flotetuzumab (CD123 x CD3), bispecifics targeting multiple checkpoints tebotelimab (PD-1xLAG-3) and lorigerlimab (PD-1xCTLA-4), CD32BxCD79B bispecific for autoimmunity and ADC molecules targeting B7-H3 or ADAM-9. Dr. Moore worked on scientific collaborations with a range of pharmaceutical partners, including Pfizer, Servier, Gilead, Takeda, Janssen, Roche and Zai Labs.

Prior to joining MacroGenics, he was Director of Cell Biology at Celera where he oversaw research efforts to develop novel antibody-based therapeutics. Early in his career, he served as Director of Lead Product Development at Human Genome Sciences (HGS), including managing genomic-based target discovery programs that led to the discovery, development, approval, and commercialization of Benlysta (belimumab) for the treatment of systemic lupus erythematosus. In 2012, GlaxoSmithKline (GSK) acquired HGS for $3.6 billion, and GSK reported sales of approximately $0.75 billion for Benlysta during 2021.

In 1991, Dr. Moore received a Ph.D. in molecular genetics from the University of Glasgow. He has an extensive research record co-authoring over 75 peer-reviewed manuscripts and is a named co-inventor on over 50 issued US patents.

Dr. Moore’s appointment builds on the Company’s new focus on extending its leadership in the biopharmaceutical industry with a renewed organization and expanding pipeline of product candidates with the potential to make a significant difference for patients around the world with difficult-to-treat cancers. Dr. Moore will be responsible for advancing Zymeworks’ cornerstone multispecific antibody and ADC programs to clinical studies and overseeing the Company’s Early Research and Development Group. Paul’s experience in forming and managing partnerships and collaborations with pharmaceutical companies will be helpful as Zymeworks integrates such partnerships and collaborations into its product development strategy.

Zymeworks’ Research Leadership Team consists of four research team leads, reporting to Dr. Moore, in ADC Therapeutic Development Technology and Preclinical Programs, and Multispecific Antibody Therapeutics Technology and Preclinical Programs:

Stuart Barnscher, Director, ADC Research

Mr. Barnscher leads the discovery and development of novel ADC technologies and drug candidates with a focus on in vitro and in vivo pharmacology. He was instrumental in the development of the two ADC drug-linker technologies associated with Zymeworks’ ZymeLink™ platform and, since joining Zymeworks in 2016, he has made significant contributions to the design and development of ZW49. Mr. Barnscher obtained his undergraduate degree in biochemistry from the University of British Columbia.

Jamie Rich, Ph.D., Director, ADC Research

Dr. Rich focuses on discovery and pipeline applications of new ADC technologies. Since joining Zymeworks in 2016, he has contributed to ZW49, led several pipeline programs, and overseen development of a Topoisomerase 1 inhibitor ADC platform. Dr. Rich is a co-inventor of multiple technologies associated with Zymeworks’ ZymeLink™ platform. He received a Ph.D. from the University of Alberta and held a postdoctoral fellowship at the University of British Columbia.

Thomas Spreter Von Kreudenstein, Ph.D., Director, Protein Engineering

Dr. Spreter Von Kreudenstein leads protein engineering and multispecific antibody technologies at Zymeworks. Since joining Zymeworks in 2010, he was one of the lead inventors of Zymeworks’ Azymetric™ technology and has led immune-oncology research programs at the Company, including T-cell engager and cytokine fusion programs. Dr. Spreter Von Kreudenstein received his Ph.D. from the University of Berlin and held a postdoctoral fellowship at the University of British Columbia.

Nina Weisser, Ph.D., Director, Multispecific Research

Dr. Weisser leads the development of multispecific antibody therapeutics with a focus on mechanism of action studies. Since joining Zymeworks in 2012, she has led several research programs, including zanidatamab from discovery to early development. Dr. Weisser received her Ph.D. from the University of Guelph and held a post-doctoral fellowship at the National University of Ireland.

Oversight of the Company’s research strategy is provided by a committee of the Board of Directors comprised of Dr. Natalie Sacks, Dr. Kenneth Hillan and Dr. Kelvin Neu. The Company also intends to reset the membership of its Scientific Advisory Board in conjunction with the Early Research and Development investor day to be held during the fourth quarter of 2022.

About Zymeworks Inc.

Zymeworks is a clinical-stage biopharmaceutical company dedicated to the discovery, development, and commercialization of next-generation multifunctional biotherapeutics. Zymeworks’ suite of therapeutic platforms and its fully integrated drug development engine enable precise engineering of highly differentiated product candidates. Zymeworks’ lead clinical candidate, zanidatamab, is a novel Azymetric™ HER2-targeted bispecific antibody currently being evaluated in multiple Phase 1, Phase 2, and pivotal clinical trials globally as a targeted treatment option for patients with solid tumors that express HER2. Zymeworks’ second clinical candidate, ZW49, is a novel bispecific HER2-targeted antibody-drug conjugate currently in Phase 1 clinical development and combines the unique design and antibody framework of zanidatamab with Zymeworks’ proprietary ZymeLink™ linker and cytotoxin. Zymeworks is also advancing a deep preclinical pipeline in oncology (including immuno-oncology agents) and other therapeutic areas. In addition, its therapeutic platforms are being leveraged through strategic partnerships with global biopharmaceutical companies. For more information on our ongoing clinical trials visit www.zymeworksclinicaltrials.com. For additional information about Zymeworks, visit www.zymeworks.com and follow @ZymeworksInc on Twitter.

Cautionary Note Regarding Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of Canadian securities laws, or collectively, forward-looking statements. Forward-looking statements in this press release include, but are not limited to, statements that relate to Dr. Moore’s anticipated start date, the potential therapeutic effects of zanidatamab and Zymeworks’ other product candidates, the completion and timing of IND filings, Zymeworks’ clinical development of its product candidates, related clinical trials, anticipated clinical data presentations, the commercial potential of technology platforms and product candidates, Zymeworks’ preclinical pipeline, the ability to advance product candidates into later stages of development, the integration of partnerships and collaborations into product development strategy, anticipated changes to the Company’s scientific advisory board, the Company’s anticipated investor day in the fourth quarter of 2022, and other information that is not historical information. When used herein, words such as “will”, “plans”, “may”, “expected”, “potential”, and similar expressions are intended to identify forward-looking statements. In addition, any statements or information that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking. All forward-looking statements are based upon Zymeworks’ current expectations and various assumptions. Zymeworks believes there is a reasonable basis for its expectations and beliefs, but they are inherently uncertain. Zymeworks may not realize its expectations, and its beliefs may not prove correct. Actual results could differ materially from those described or implied by such forward-looking statements as a result of various factors, including, without limitation: the impact of the COVID-19 pandemic on Zymeworks’ business, research and clinical development plans and timelines and results of operations, including impact on its clinical trial sites, collaborators, and contractors who act for or on Zymeworks’ behalf, may be more severe and more prolonged than currently anticipated; clinical trials may not demonstrate safety and efficacy of any of Zymeworks’ or its collaborators’ product candidates; any of Zymeworks’ or its partners’ product candidates may fail in development, may not receive required regulatory approvals, or may be delayed to a point where they are not commercially viable; regulatory agencies may impose additional requirements or delay the initiation of clinical trials; the impact of new or changing laws and regulations; market conditions; inability to maintain or enter into new partnerships or strategic collaborations and the factors described under “Risk Factors” in Zymeworks’ quarterly and annual reports filed with the Securities and Exchange Commission, including its Quarterly Report on Form 10-Q for its quarter ended March 31, 2022 (a copy of which may be obtained at www.sec.gov and www.sedar.com). Consequently, forward-looking statements should be regarded solely as Zymeworks’ current plans, estimates and beliefs. Investors should not place undue reliance on forward-looking statements. Zymeworks cannot guarantee future results, events, levels of activity, performance or achievements. Zymeworks does not undertake and specifically declines any obligation to update, republish, or revise any forward-looking statements to reflect new information, future events or circumstances or to reflect the occurrences of unanticipated events, except as may be required by law.

Contacts:

Investor Inquiries:

Jack Spinks

(604) 678-1388

ir@zymeworks.com

Media Inquiries:

Diana Papove

(604) 678-1388

media@zymeworks.com